UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2017

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
________________________________ (Address of principal executive offices)		___________ (Zip Code)
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Registrant’s telephone number, including area code:	860-547-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03     Creation of a Direct Financial Obligation

On February 8, 2017, The Hartford Financial Services Group, Inc. (the “Company”) delivered an exercise notice (the “Put Notice”) under Section 3.1 of the put option agreement dated as of February 12, 2007 (the “Put Option Agreement”) among the Company, Glen Meadow ABC Trust, a Delaware statutory trust (the “ABC Trust”), and Wilmington Trust Company (as successor to LaSalle Bank National Association) (“Wilmington”), as put option calculation agent. Pursuant to the Put Notice, the Company is requiring the ABC Trust to purchase the Company’s junior subordinated notes (the “Notes”) for the designated amount of $500,000,000 on the terms set forth in the junior subordinated indenture, dated as of February 12, 2007, between the Company and Wilmington, as trustee (the “Indenture”). The settlement date of the issuance of the Notes will be February 15, 2017.

The Notes will have a scheduled maturity of February 12, 2047, and a final maturity of February 12, 2067. The Company will be required to repay the principal amount of the Notes, together with accrued and unpaid interest, on the scheduled maturity date in specified circumstances only to the extent it has raised sufficient proceeds from the issuance of specified securities. The Notes will bear interest at an annual rate of three-month LIBOR plus 2.125%, payable quarterly, and will be unsecured, subordinated indebtedness of the Company. The Company will have the right, on one or more occasions, to defer interest payments due on the Notes under specified circumstances.

Item 8.01    Other Events

On February 7, 2017, the Company executed an amendment (the “Amendment”) to the replacement capital covenant dated as of June 6, 2008 (as amended, the “RCC”). Capitalized terms used under this item 8.01 but not otherwise defined have the meaning ascribed in the RCC.

The RCC is in favor of and for the benefit of each Covered Debtholder and was originally executed in connection with the June 2008 issuance by the Company of $500,000,000 aggregate principal amount of 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068.

The intent and effect of the Amendment is to (i) change the Measurement Period for purposes of calculating the proceeds received from the sale of certain replacement capital securities from 180 days to 550 days, and (ii) amend the definition of one category of Qualifying Replacement Securities as set forth in the RCC by changing clause (b)(ii)(2) of the definition of Qualifying Replacement Securities to require a 50 year maturity date rather than a 60 year maturity date.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

SAFE HARBOR STATEMENT

Certain information included in this Current Report on Form 8-K may be deemed to be “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements that involve risks, uncertainties and assumptions. We caution you not to place undue reliance on these forward-looking statements, and we do not undertake any obligation to update these forward-looking statements, except as may be required by law.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1
Junior Subordinated Indenture, dated as of February 12, 2007, between The Hartford Financial Services Group, Inc. and Wilmington Trust Company (as successor to LaSalle Bank National Association), as trustee (incorporated herein by reference to Exhibit 4.1 of Form 8-K, filed February 16, 2007)

4.2	Amendment dated as of February 7, 2017 to the Replacement Capital Covenant dated as of June 6, 2008
10.1
Put Option Agreement, dated as of February 12, 2007, among The Hartford Financial Services Group, Inc., Glen Meadow ABC Trust and Wilmington Trust Company (as successor to LaSalle Bank National Association), as put option calculation agent (incorporated herein by reference to Exhibit 10.1 of Form 8-K, filed February 16, 2007)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

February 8, 2017	By:	/s/ Beth Bombara

Name: Beth Bombara
Title: Executive Vice President and Chief Financial Officer